
LONE STAR INDUSTRIES, INC.
SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
(In Thousands)

                                                            Additions
                                    Balance at    Charged to    Charged                     Balance a
                                    Beginning     Costs and     to Other                     End of
Description                         of Year        Expenses    Accounts(2)  Deductions(1)     Year


1993
Allowance for doubtful
  accounts deducted from notes
  and accounts receivable            $8,033           1,605           63            788       $8,913


1992
Allowance for doubtful
  accounts deducted from notes
  and accounts receivable            $7,397           1,084          397            845       $8,033


1991
Allowance for doubtful
  accounts deducted from notes
  and accounts receivable            $8,720           2,719           20          4,062       $7,397



(1) Deductions in 1993, 1992 and 1991 primarily represent uncollectable accounts charged off.
(2) Represents reserves related to acquisitions and dispositions.

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